GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS

         THE GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS is made this 26th day of October, 2001, by and between Value Star, Inc., a California corporation, located at, in the City of Oakland, County of Alameda, State of California, Federal Tax Identification Number 94-3144764, hereinafter referred to as "Assignor," and DEVELOPMENT SPECIALISTS, INC., located at 333 South Grand Avenue, Suite 2010, Los Angeles, CA 90071, hereinafter referred to as "Assignee."

         WITNESSETH: Whereas Assignor is indebted to various persons, corporations and other entities and is unable to pay its debts in full, and has decided to discontinue its business, and is desirous of transferring its property to an assignee for the benefit of creditors so that the property so transferred may be expeditiously liquidated and the proceeds thereof be fairly distributed to its creditors without any preference or priority, except such priority as established and permitted by applicable law;

         NOW, THEREFORE, in consideration of Assignor's existing indebtedness to its creditors, the covenants and agreements to be performed by Assignee and other consideration, receipt of which is hereby acknowledged, it is hereby
AGREED:

         1. TRANSFER OF ASSETS. Assignor hereby assigns, grants, conveys, transfer and set over to Assignee all personal property and assets, whatsoever and wheresoever situated, which are now, or have ever been, used in connection with the operation of Assignor's business, and which assets include, but are not limited to all personal property and any interest therein not exempt from execution, including all that certain stock of merchandise, store furniture and fixtures, book accounts, books, bills, accounts receivable, cash on hand, cash in bank, patents, copyrights, trademarks and trade names, insurance policies, tax refunds, rebates,

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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
Page 2

general intangibles, insurance refunds and claims, and choses in action that are legally assignable, together with the proceeds of any non-assignable choses in action that may hereafter be recovered or received by the Assignor. Further, this general assignment specifically includes all claims for refunds or abatement of all excess taxes heretofore or hereafter assessed against or collected from the Assignor by the United States or any of its departments or agencies, any state or local taxing authority and the Assignor agrees to sign and execute a power of attorney or other such document(s) as required to enable Assignee to file and prosecute, compromise and/or settle all such claims before the respective taxing authority. Assignor agrees to endorse any refund checks relating to the prior operations of said Assignor's business and to deliver such checks immediately to Assignee.

         2. LEASES AND LEASEHOLD INTERESTS. This General Assignment includes all leases and leasehold interests in any asset of the Assignor; however should the Assignee determine that said lease or leasehold interest is of no value to the estate, then said interest is thereby relinquished without further liability or obligation to the Assignee .

         3. UNION CONTRACTS. Any contract or agreement between the Assignor and any Labor or Trade Union remains in force as between the Assignor and the respective Union, however the Assignee is not bound to the terms of said contract unless the Assignee specifically so agrees in writing at the time of the acceptance of this general assignment.

         4. FORWARDING OF MAIL. Assignor authorizes the forwarding of its mail by the U.S. Postal Service as directed by Assignee.

         5.  POWERS  AND  DUTIES OF  ASSIGNEE.  Assignee  shall  have all powers


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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
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necessary to marshal and liquidate the estate including but not limited to:

                  a. To collect any and all accounts receivable and obligations owing to Assignor and not otherwise sold by Assignee;

                  b. To sell or otherwise dispose of all personal property of Assignor in such manner as Assignee deems best. Assignee shall have the power to execute any and all documents necessary to effectuate the sale of said property and to convey title to same.

                  c. To sell or otherwise dispose of all tangible and intangible personal property of Assignor, including but not limited to all of Assignor's machinery, equipment, inventory, service or trademarks, trade names, patents, franchises, causes or choses in action and general intangibles in such manner as Assignee deems best. Assignee shall have the power to execute any and all documents necessary to effectuate the sale of this property and to convey title to same. In this regard, Assignee shall have the power to employ an auctioneer to appraise said assets and to conduct any public sale of the assets and to advertise said sale in such manner as Assignee deems best. Assignee shall have the power to execute bills of sale and any other such documents necessary to convey title to Assignor's property to any bona fide buyer.

                  d. To employ attorneys, accountants and any other additional personnel to whatever extent may be necessary to administer the assets and claims of the assignment estate and to assist in the preparation and filing of any and all State, County or Federal Tax Returns as required.

                  e. To require all of Assignor's creditors to whom any balance is owing to submit verified statements to Assignee of said claim(s), pursuant to California Code of Civil Procedure ss.1802.

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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
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                  f. To  settle  any and  all  claims  against  or in  favor  of
Assignor, with the full power to compromise, or, in the Assignee's sole discretion, to sue or be sued, and to prosecute or defend any claim or claims of any nature whatsoever existing in favor of Assignor.

                  g. To open bank accounts in the name of the Assignee or its nominees or agents and to deposit assigned assets or the proceeds thereof in such bank accounts and to draw checks thereon and with the further power and authority to do such acts and execute such papers and documents in connection with this general assignment as Assignee may deem necessary or advisable.

                  h. To conduct the business of the Assignor, should the Assignee deem such operation proper.

                  i. To apply the net proceeds arising from the operation of and liquidation of Assignor's business and assets, in the following priority amounts as to only and not time of distribution, as follows:

                           (1) FIRST, to deduct all sums which Assignee may at its option pay for the discharge of any lien on any of said property and any indebtedness which under the law is entitle to priority of payment and to reimburse Assignee as to all costs advanced by the Assignee or any third party for the preservation of the assignment estate's assets, including the maintenance and insurance of said assets and, the expenses of any operation.


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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
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                           (2) SECOND, all costs and expenses  incidental to the
         administration of the assignment estate, including the payment of a reasonable fee to the Assignee, as that term is hereinafter defined and the payment of reasonable compensation for the services of attorneys for the Assignee, accountants to the Assignee, attorneys to the Assignor for services related to the making of and administration of the general assignment and any other professionals the Assignee deems necessary to properly administer the assignment estate.

                           (3) THIRD, all federal taxes of any nature whatsoever owing as of the date of this general assignment, or other such claim of any federal governmental agency as defined under 31 U.S.C. ss.3713, including but not limited to federal withholding taxes, federal unemployment taxes and any other federal income, excise, property and employment taxes.

                           (4) FOURTH, all state, county and municipality taxes of any nature whatsoever owing as of the date of this general assignment, including but not limited to employment, property and income taxes.

                           (5) FIFTH, all monies due employees of the Assignor entitled to priority as defined under California Code of Civil Procedure ss.1204 and 1204.5 up to the statutory maximum.

                           (6) SIXTH, with the exception of those classes set forth above, all distributions to other creditors shall be, within each class, pro-rata in accordance with the terms of each creditor's indebtedness, until all such debts are paid in full. The Assignee may make interim distributions whenever the Assignee has accumulated sufficient funds to enable it to make a reasonable distribution. No distribution shall be in an amount less than $100,000 (in the aggregate) except the final distribution.


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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
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                           (7) SEVENTH, any monies (distributions)  unclaimed by
         creditors ninety days after the final distribution to unsecured creditors (if any) or the termination of the administration of the estate created by this general assignment, shall be re-distributed to all known unsecured creditors, being those creditors who cashed their respective dividend checks from the assignment estate, so long as any such distribution exceeds one percent of each such creditor's allowed claim.

                           (8) EIGHTH, the surplus, if any, of the assignment estate funds, when all debts of the Assignor shall have been paid in full, shall be paid and transferred to the holders of the equity of said Assignor, as per the list of equity holders provided with the making of this general assignment.

                  j. To do and perform any and all other acts necessary and proper for the liquidation or other disposition of the assets, including but not limited to abandonment, and the distribution of the proceeds derived therefrom to Assignor's creditors.

         6. RIGHTS OF CREDITORS. All rights and remedies of the creditors against any surety or sureties for the Assignor are hereby expressly reserved and nothing herein shall prevent the creditors or any of them from suing any third parties or persons who may be liable to any of the creditors for all or any part of their claims against the Assignor, or from enforcing or otherwise obtaining the full benefit of any mortgage, charge, pledge, lien or other security which they now hold on any property, creditors or effects of the Assignor.

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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
Page 7


         7. LIABILITY OF ASSIGNEE. It is understood and agreed that the Assignee is to assume no personal liability or responsibility for any of its acts as Assignee herein, but its obligation shall be limited to the performance of the terms and conditions of the general assignment in good faith and in the exercise of its best business judgment.

         8. WARRANTIES OF ASSIGNOR. Assignor hereby warrants as follows: The list of creditors delivered concurrently herewith to the Assignee and as required under California Code of Civil Procedure ss.1802 is complete and correct as reflected by the books and records of the Assignor, as to the names of Assignor's creditors, their addresses and the amounts due them.

                  Assignor, through its officers and directors, shall perform any and all acts reasonably necessary and proper to assist the assignee in its orderly liquidation of the Assignor's assets, the collection of any and all monies owing the Assignor and in the distribution of said monies and proceeds of asset sales to the Assignor's creditors; provided, however, the officers and directors of Assignor shall only provide such assistance to the Assignee to the extent, and on the condition that, they are reasonably compensated for such services.

         9. POWER OF ATTORNEY. The Assignor, by this general assignment hereby grants the Assignee a general power of attorney, which power of attorney specifically includes the right of the Assignee to prosecute any action in the name of the Assignor as Attorney in Fact.


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General Assignment for the benefit of creditors
Re: Value Star, Inc., a California Corporation
Page 8

         10. ACCEPTANCE BY ASSIGNEE. By execution of this general assignment, the Assignee does hereby accept the estate herein created and agrees to faithfully perform its duties according to the best of the Assignee's skill, knowledge and ability. It is understood that the Assignee shall receive reasonable compensation for its services in connection with this estate.
Reasonable compensation is defined to mean a guaranteed minimum payment of $25,000 to be applied against a fee of 5% of the first $1 million and 3.5% of any amounts thereafter generated from the liquidation of the assets of the assignor. Reasonable compensation does not replace or subsume the reimbursement of all the Assignee's expenses incurred as a result of the administration of the assignment estate from the proceeds generated therefrom.

         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first above written:

                                                                Value Star, Inc.

                                                            By:  /s/ James Stein
                                                                 ---------------
                                                                       President
                                                                       ---------
                                                                           Title


                                              Attested to by:  /s/ Michael Kelly
                                                               -----------------
                                                                   Its Secretary


                                 Assignee Acceptance by:  /s/ Geoffrey L. Berman
                                                          ----------------------
                                              Geoffrey L. Berman, Vice President
                                                   Development Specialists, Inc.


                                                 Date of Acceptance:  10/28/01